Exhibit 3.1.9

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:51 PM 12/29/2003
FILED 01:51 PM 12/29/2003
SRV 030839540—3078110 FILE

CERTIFICATE OF FORMATION

OF

INTERCALL TELECOM VENTURES, LLC,

A DELAWARE LIMITED LIABILITY COMPANY

InterCall Telecom Ventures, LLC, a Delaware limited liability company, pursuant to the General Corporation Law of Delaware, does hereby certify that:

FIRST, effective as of 11:56 p.m. on Wednesday, December 31, 2003, the name of the limited liability company will be InterCall Telecom Ventures, LLC.

SECOND, effective as of 11:56 p.m. on Wednesday, December 31, 2003, the address of its registered office in the State of Delaware will be 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808 in the County of New Castle. The name of its registered agent at such address will be Corporation Service Company.

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IN WITNESS WHEREOF, this Certificate of Formation has been executed by an authorized person of InterCall Telecom Ventures, LLC as of December 29, 2003.

INTERCALL TELECOM VENTURES, LLC, a Delaware limited liability company

By:	/s/ Jisella V. Long
Name:	Jisella V. Long
Title:	Organizer